UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 2, 2006

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

1. Executive Officer Incentive Program

In connection with the pending appointment of Benjamin T. May and Jon W. Salveson as executive officers of Piper Jaffray Companies (the "Company"), to be effective upon the closing of the sale of the Company’s Private Client Services branch network (the "Closing"), the Compensation Committee of the Board of Directors of the Company took action on August 2, 2006 to approve the terms and conditions of an incentive program for Messrs. May and Salveson for the period from the Closing through December 31, 2006 (the "Performance Period"). Under the program, each of Messrs. May and Salveson has been granted a qualified performance-based award under the Company’s Amended and Restated 2003 Annual and Long-Term Incentive Plan (the "Plan"). Each award entitles its recipient to receive certain bonus compensation for the Performance Period based on the Company’s pre-tax operating income for the Performance Period, as adjusted to eliminate certain compensation and benefits expenses and certain other expenses, losses, income or gains that are unusual in nature or infrequent in occurrence. The awards may be paid in a combination of cash and equity and are subject to dollar and share limits established under the incentive program and included in the Plan, and the amount paid to each executive officer may be further reduced in the discretion of the Compensation Committee based on the officer’s performance against his personal performance plan, reflecting specific corporate, business unit and individual performance objectives. The terms and conditions of the incentive program for Messrs. May and Salveson are the same as those approved for calendar year 2006 for the Company’s other executive officers (and disclosed in a Form 8-K filed by the Company on February 23, 2006), except that the incentive awards for Messrs. May and Salveson will be based on the Company’s adjusted pre-tax operating income for the Performance Period, rather than for the full calendar year.

2. Departure Payments

Also on August 2, 2006, the Compensation Committee approved the payment of certain compensation to Sandra G. Sponem, the Company’s chief financial officer, and to Addison L. Piper, the Company’s vice chairman, in connection with their anticipated departures from the Company. The Company has announced that Ms. Sponem will leave the Company following the Closing, and that Mr. Piper will retire from the Company at the end of 2006. In connection with his retirement, the Company will make a lump-sum cash payment of $110,174 to Mr. Piper to cover the costs of his retiree medical insurance for the 10-year period following his retirement. In addition, the Company will continue to provide Mr. Piper with office space, secretarial support and computer and communications equipment during his retirement. In connection with her departure, Ms. Sponem will receive a partial-year bonus of $583,333 for her service to the Company during 2006 and will receive additional payments consistent with the Company’s severance plan for other employees whose employment with the Company will terminate as a result of the sale of the Private Client Services branch network. These additional payments include 28 weeks of base salary continuation (based on Ms. Sponem’s tenure with the Company), the accelerated payment of unpaid cash awards granted to Ms. Sponem in connection with the Company’s spin-off from U.S. Bancorp on December 31, 2003, and the accelerated vesting of unvested Company restricted stock and stock option awards held by Ms. Sponem.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

August 4, 2006	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary